UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A


           Proxy Statement Pursuant to Section 14(a) of the Securities
                Exchange Act of 1934 (Amendment No. 1)


Filed by the Registrant [x]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[X]     Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]     Definitive Proxy Statement
[ ]     Definitive Additional Materials
[ ]     Soliciting Material Pursuant to ss.240.14a-12

                                BCB Bancorp, Inc.
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[x] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

          1)   Title of each class of securities to which transaction applies:


          2)   Aggregate number of securities to which transaction applies:



          3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):



          4)   Proposed maximum aggregate value of transaction:



          5)   Total fee paid:



[  ]     Fee paid previously with preliminary materials.

[  ]     Check box if any part of the fee is offset as provided by Exchange
         Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          1)   Amount Previously Paid:



          2)   Form, Schedule or Registration Statement No.:



          3)   Filing Party:



          4)   Date Filed:

_______ __, 2004


Dear Shareholder:

We cordially invite you to attend an Annual Meeting of Shareholders ("Annual Meeting") of BCB Bancorp, Inc. (the "Company"). The Annual Meeting will be held at the Chandelier Restaurant, 1081 Broadway, Bayonne, New Jersey, at 10:00 a.m., Eastern Time, on _______ __, 2004.

The enclosed Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted. During the Annual Meeting we will also report on the operations of the Company. Directors and officers of the Company, as well as a representative of our independent auditors, will be present to respond to any questions that shareholders may have.

The Annual Meeting is being held so that shareholders may vote upon the election of directors and the ratification of the appointment of independent auditors for the year ending December 31, 2004.

PLEASE NOTE THAT MANAGEMENT HAS CHOSEN TO USE A WHITE PROXY CARD AS IT HAS IN THE PAST. STOCKHOLDERS SHOULD BE SURE TO VOTE MANAGEMENT'S WHITE PROXY CARD.

The Board of Directors of the Company has determined that approval of the matters to be considered at the Annual Meeting is in the best interests of the Company and its shareholders. For the reasons set forth in the Proxy Statement, the Board of Directors recommends a vote "FOR" the matters to be considered.

On behalf of the Board of Directors, we urge you to sign, date and return the enclosed proxy card as soon as possible, even if you currently plan to attend the Annual Meeting. This will not prevent you from voting in person, but will assure that your vote is counted if you are unable to attend the meeting. Your vote is important, regardless of the number of shares that you own. Please sign and return the enclosed WHITE proxy card promptly. Your cooperation is appreciated, since a majority of the common stock must be represented, either in person or by proxy, to constitute a quorum for the conduct of business.


Sincerely,




Mark D. Hogan
Chairman of the Board

--------------------------------------------------------------------------------
  If you have questions or need assistance in voting your shares, please call:


                          GEORGESON [LOGO] SHAREHOLDER

                           17 State Street, 10th Floor
                               New York, NY 10004
                           (___) ___=____ (TOLL FREE)

                      Banks and Brokerage Firms pleas call:
                                 (212) ___-____
--------------------------------------------------------------------------------

                                BCB Bancorp, Inc.
                                  860 Broadway
                            Bayonne, New Jersey 07002
                                 (201) 823-0700

                                    NOTICE OF
                         ANNUAL MEETING OF SHAREHOLDERS
                         To Be Held On _______ __, 2004

         Notice is hereby given that the Annual Meeting of Shareholders (the "Annual Meeting") of BCB Bancorp, Inc., (the "Company") will be held at the Chandelier Restaurant, 1081 Broadway, Bayonne, New Jersey, on _______ __, 2004 at 10:00 a.m., Eastern Time.

         A Proxy Card and a Proxy Statement for the Annual Meeting are enclosed.

         The Annual Meeting is being held so that shareholders may vote on the following matter:

         1.       The election of Directors;
         2. The ratification of the appointment of Radics & Co., LLC as independent auditors for the Company for the year ending December 31, 2004; and

         3.       Such  other  business  as may  properly  come  before  the BCB
                  Bancorp,   Inc.   Annual   Meeting,   or  any  adjournment  or
                  postponement of the meeting.

         Any action may be taken on the foregoing proposal at the Annual Meeting on the date specified above, or on any date or dates to which the Annual Meeting may be adjourned. Shareholders of record at the close of business on _______ __, 2004, are the shareholders entitled to vote at the Annual Meeting, and any adjournments thereof.

         EACH SHAREHOLDER, WHETHER HE OR SHE PLANS TO ATTEND THE ANNUAL MEETING, IS REQUESTED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD WITHOUT DELAY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. ANY PROXY GIVEN BY THE SHAREHOLDER MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED. A PROXY MAY BE REVOKED BY FILING WITH THE SECRETARY OF THE COMPANY A WRITTEN REVOCATION OR A DULY EXECUTED PROXY BEARING A LATER DATE. ANY SHAREHOLDER PRESENT AT THE ANNUAL MEETING MAY REVOKE HIS OR HER PROXY AND VOTE PERSONALLY ON EACH MATTER BROUGHT BEFORE THE ANNUAL MEETING. HOWEVER, IF YOU ARE A SHAREHOLDER WHOSE SHARES ARE NOT REGISTERED IN YOUR OWN NAME, YOU WILL NEED ADDITIONAL DOCUMENTATION FROM YOUR RECORD HOLDER IN ORDER TO VOTE PERSONALLY AT THE ANNUAL MEETING.

                                              By Order of the Board of Directors



                                              Mark D. Hogan
                                              Chairman of the Board
_______ __, 2004
--------------------------------------------------------------------------------
IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.
--------------------------------------------------------------------------------

                                 Proxy Statement

                                BCB Bancorp, Inc.
                                  860 Broadway
                            Bayonne, New Jersey 07002
                                 (201) 823-0700


                         ANNUAL MEETING OF SHAREHOLDERS
                         To be Held on _______ __, 2004


--------------------------------------------------------------------------------
                                  INTRODUCTION
--------------------------------------------------------------------------------

         This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of BCB Bancorp, Inc. (the "Company") to be used at the Annual Meeting of Shareholders of the Company (the "Annual Meeting"), which will be held at the Chandelier Restaurant, 1081 Broadway, Bayonne, New Jersey, on _______ __, 2004, at 10:00 a.m., Eastern Time, and all adjournments of the Annual Meeting. The accompanying Notice of Annual Meeting of Shareholders and this Proxy Statement are first being mailed to shareholders on or about _______ __, 2004.

         At the Annual Meeting shareholders will vote on the election of directors of the Company, the ratification of the appointment of Radics & Co., LLC as independent auditors for the Company for the year ending December 31, 2004 and such other matters as may properly come before the Annual Meeting, or any adjournments thereof. On March 5, 2004, directors Cymbor, Doria, Garelick, Hughes, Maita, McCabe, Poesl and Tagliareni joined with others acting as a group in filing a Beneficial Ownership Report on Schedule 13D ("Schedule 13D"). The
Schedule 13D states that the group which calls itself the Committee for Sound Corporate Governance, beneficially owns in the aggregate 431,283 shares, or 20.3% of the Company's outstanding common stock. The Schedule 13D states that the Committee intends to propose an alternative slate of directors for election at the Annual Meeting of Shareholders. By letter dated March 8, 2004, Directors Cymbor, Garelick, Poesl and Tagliareni stated that each would decline to stand for re-election to the Board of Directors, claiming that they believed the Board acted arbitrarily regarding its consideration of Board matters relating to strategic alternatives and disagreeing with certain Board actions regarding the classification and composition of the Board. The Company strongly disagrees with the characterizations of Board actions contained in the March 8, 2004 letter and believes that the actions undertaken to date by the Board of Directors have been taken after deliberation and consideration of available information, and are believed to be in the best interests of the Company and its shareholders.


--------------------------------------------------------------------------------
                              REVOCATION OF PROXIES
--------------------------------------------------------------------------------

         Shareholders who execute proxies in the form solicited hereby retain the right to revoke them in the manner described below. Unless so revoked, the shares represented by such proxies will be voted at the Annual Meeting and all adjournments thereof. Proxies solicited on behalf of the Board of Directors of the Company will be voted in accordance with the directions given thereon. Where no instructions are indicated, validly executed proxies will be voted "FOR" the proposals set forth in this Proxy Statement for consideration at the Annual Meeting.

         Proxies may be revoked by sending written notice of revocation to the Secretary of the Company, at the address of the Company shown above, the submission of a later dated proxy or by voting in person at the Annual Meeting. The presence at the Annual Meeting of any shareholder who had returned a proxy shall not revoke such proxy unless the shareholder delivers his or her ballot in person at the Annual Meeting or delivers a written revocation to the Secretary of the Company prior to the voting of such proxy.

--------------------------------------------------------------------------------
                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF
--------------------------------------------------------------------------------

         Holders of record of the Company Common Stock as of the close of business on _______ __, 2004 (the "Record Date") are entitled to one vote for each share then held. As of the Record Date, the Company had [2,296,984] shares of Company Common Stock issued and outstanding. The presence in person or by proxy of a majority of the outstanding shares of Company Common Stock entitled to vote is necessary to constitute a quorum at the Annual Meeting. Directors are elected by a plurality of votes cast. Abstentions and broker non-votes will be counted for purposes of determining that a quorum is present.

         Persons and groups who beneficially own in excess of five percent of the Company Common Stock are required to file certain reports with the Securities and Exchange Commission ("SEC") regarding such ownership. Other than as set forth below, the Company is not aware of any person or group who beneficially owned in excess of five percent of the Company Common Stock on the Record Date.


--------------------------------------------------------------------------------
                 VOTING PROCEDURES AND METHOD OF COUNTING VOTES
--------------------------------------------------------------------------------

         As to the election of directors, the proxy card being provided by the Board of Directors enables a stockholder to vote "FOR" the election of the ten nominees proposed by the Board of Directors, or to "WITHHOLD AUTHORITY" to vote for the nominees being proposed. Under New Jersey law and the Company's Certificate of Incorporation and Bylaws, directors are elected by a plurality of votes cast, without regard to either broker non-votes, or proxies as to which authority to vote for the nominees being proposed is withheld.


         As to the ratification of Radics & Co., LLC as independent auditors of the Company and the adjournment of the Annual Meeting, by checking the appropriate box, a stockholder may: (i) vote "FOR" the item; (ii) vote "AGAINST" the item; or (iii) "ABSTAIN" from voting on such item. Under the Company's Certificate of Incorporation and Bylaws, the ratification of these matters shall be determined by a majority of the votes cast, without regard to broker non-votes, or proxies marked "ABSTAIN."


         Proxies solicited hereby will be returned to the Company, and will be tabulated by inspectors of election designated by the Board of Directors.

         Regardless of the number of shares of common stock owned, it is important that recordholders of a majority of the shares be represented by proxy or present in person at the meeting. Stockholders are requested to vote by completing the enclosed WHITE proxy card and returning it signed and dated in the enclosed postage-paid envelope. Stockholders are urged to indicate their vote in the spaces provided on the proxy card. PROXIES SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY WILL BE VOTED IN ACCORDANCE WITH THE DIRECTIONS GIVEN THEREIN. WHERE NO INSTRUCTIONS ARE INDICATED, SIGNED PROXIES WILL BE VOTED "FOR" THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTORS NOMINATED BY THE COMPANY'S NOMINATING COMMITTEE IN THIS PROXY STATEMENT AND "FOR" THE RATIFICATION OF KPMG LLP AS INDEPENDENT AUDITORS OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2004.

--------------------------------------------------------------------------------
                       PROPOSAL I - ELECTION OF DIRECTORS
--------------------------------------------------------------------------------


         The Company's Board of Directors is currently composed of 18 members. The Board of Directors has determined to reduce the size of the Board from 18 to 10 persons effective at the Annual Meeting. Each director nominee will serve until the Company's next annual meeting and until their respective successors shall have been elected and qualified.

         The table below sets forth certain information, as of _______ __, 2004, regarding members of the Company's Board of Directors. It is intended that the proxies solicited on behalf of the Board of Directors (other than proxies in which the vote is withheld as to the nominee) will be voted at the Annual Meeting for the election of the nominees identified below. If a nominee is unable to serve, the shares represented by proxies will be voted for the election of such substitute as the Board of Directors may recommend. At this time, the Board of Directors knows of no reason why any of the nominees might be unable to serve, if elected. Except as indicated herein, there are no arrangements or understandings between the nominee and any other person pursuant to which such nominee was selected.

                                                                                           Shares
                          Position(s) Held With                Director      Current    Beneficially  Percent of
         Name                  the Company           Age       Since(2)    Term Expires   Owned(1)     Class(1)
         ----                  -----------           ---       --------    ------------   --------     --------

                                                  DIRECTOR NOMINEES

Robert Ballance                 Director             45          2000         2004        41,630         1.7%
Judith Q. Bielan                Director             39          2000         2004        29,691         1.2
Joseph J. Brogan                Director             65          2000         2004       100,756         4.2
James E. Collins         Senior Lending Officer      55          2003         2004        74,351         3.1
                              And Director
Mark D. Hogan                   Chairman             38          2000         2004        81,554         3.4
Joseph Lyga                     Director             44          2000         2004        31,419         1.3
Donald Mindiak           President, Chief Executive  45          2000         2004        58,387         2.5
                          Officer and Director
Alexander Pasiechnik            Director             42          2000         2004        33,628         1.4
August Pellegrini, Jr.          Director             44          2000         2004        39,473         1.7
Thomas M. Coughlin       Chief Financial Officer     44          2002         2004        66,677         2.8
                              and Director

                    EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

Olivia Klim                  Vice President          58           N/A          N/A         8,195          *
All directors and executive
    officers as a group           N/A               N/A           N/A          N/A       983,072        41.3%
    (19 persons)(3)
------------------------
* Less than 1%.
(1)  Includes shares underlying options that are exercisable within 60 days from the record date.
(2)  Includes service as a director of Bayonne Community Bank.
(3)  Includes eight current directors who have either stated that they will not stand for re-election or were not re-nominated to the Company's Board of
     Directors by the Nominating Committee. These directors have an aggregate beneficial ownership of 417,311 shares, or 16.7% of outstanding shares.



         Assuming the Director Nominees are elected to their positions of the Annual Meeting, they will serve until the Company's next annual meeting and until their respective successors shall have been elected and qualified.



Biographical Information Regarding Directors and Executive Officers

         Set forth below is biographical information regarding directors and executive officers of the Company. Unless otherwise noted each director has held the indicated position for at least five years.

Directors

         Robert Ballance, 45, is a Captain with the Bayonne Fire Department and the owner of Bob's Carpet located in Bayonne. Mr. Ballance is a director of the Bayonne Fire Exempt Association; a member of the Bayonne Elks B.P.O.E.; and has served as the Treasurer of Bayonne Fire Department Local #11. Mr. Ballance attended Saint Vincent DePaul Grammar School and Marist High School in Bayonne.

         Judith Q. Bielan, Esq., 39, is an attorney who has practiced law for fourteen years. Ms. Bielan currently owns her own law firm, Bielan, Siminski & Associates, P.C., which she formed in 1996. Ms. Bielan was a partner with Cavanaugh and Bielan, P.C. from 1993 to 1996, and associated with the firm of Schumann, Hanlon, O'Connor and McCrossin from 1989 to 1993. She is a member of the New York and New Jersey State Bars as well as the Treasurer for the Hudson County Bar Association. Ms. Bielan serves on the Hudson County Bar Association's Family Law Committee and is a member of the Hudson County Inns of Court. Ms. Bielan is a Board member of Women Rising and serves on the Advisory Board for Holy Family Academy. Ms. Bielan is a lifetime resident of Bayonne having attended Saint Mary's, Our Lady Star of the Sea Elementary School and Holy Family Academy. In addition, she holds degrees from Montclair State College and Seton Hall Law School.

         Joseph Brogan, 65, has forty years of experience in the insurance industry and is the founder of Brogan Insurance located in Bayonne. Mr. Brogan is the former head of the State Farm Agents Association and is a current member of the Knights of Columbus and the Fraternal Order of Elks. Mr. Brogan attended Saint Aloysius Grammar School, in Jersey City, and Seton Hall Preparatory School, has received a B.S. from Saint Peter's College and attended graduate school at Fordham and Jersey City State College.

         James E. Collins, 55, is Senior Lending Officer of Bayonne Community Bank (the "Bank"), and has worked in the banking industry since 1972. He is the former Vice President of Lending at First Savings Bank of New Jersey and served as that bank's Community Reinvestment Officer and as a member of the Budget, Asset and Liability, Asset Classification and Loan Committees. In addition, Mr. Collins has served as Treasurer of the Bayonne Chamber of Commerce 6, as the past President of Ireland's 32 and as citywide director for Bayonne's C.Y.O. Sports Programs. Currently, Mr. Collins serves as a Director for Windmill Alliance, Inc. Mr. Collins attended St. Mary's, Our Lady Star of the Sea
Elementary School and Marist High School, received a B.S. from St. Peter's College and attended graduate school at the Institute for Financial Education. Mr. Collins is a certified Real Estate Appraiser and a member of the Review Appraisers Association.

         Thomas M. Coughlin, 44, is Chief Operating Officer and Chief Financial Officer of the Bank, and has been employed in the banking industry for nineteen years. Mr. Coughlin was formerly Vice President of Chatham Savings Bank and, prior to that, Controller and Corporate Secretary of the First Savings Bank of New Jersey. While at First Savings Bank of New Jersey, Mr. Coughlin served in various capacities on several executive managerial committees, including, but not limited to, the Budget, Asset/Liability and Loan Review Committees. Mr. Coughlin, who received his CPA designation in 1982, is the past President of the American Heart Association and has served as Trustee of D.A.R.E. and the Bayonne P.A.L. Mr. Coughlin attended Saint Vincent DePaul Grammar School and Bayonne High School, and received a B.S. degree from Saint Peter's College.

         Donald S. Cymbor, 60, has been the owner and manager of Bayonne Memorial Home since 1973 and the owner and director of William Kohoot Funeral Home since 1989. Mr. Cymbor is the past President of the New Jersey State Funeral Directors Association, the Hudson County Funeral Directors Association and the Bayonne Rotary Club. In addition, Mr. Cymbor is Treasurer and a member of the Board of Directors of the Bayonne Economic Development Corporation and Treasurer of the County Corkmans Association. Mr. Cymbor attended Queen of Peace High School and graduated from the American Academy - McAllister Institute of Funeral Service. Mr. Cymbor has stated that he will not stand for reelection to the Company's Board of Directors.

         Robert G.  Doria,  C.P.A.,  52, is a  partner  in the firm of  Donohue,
Gironda & Doria, Certified Public Accountants. Mr. Doria is a member of the American Institute of Certified Public Accountants, past President and Director of the Hudson County Chapter of Certified Public Accountants and a member of the New York and New Jersey Societies of Certified Public Accountants. Additionally, he has lectured and published in the area of electronic data processing auditing and taught financial accounting and auditing as an adjunct professor at Kean College and New Jersey City University. Mr. Doria is a Certified Tax Assessor having been appointed by the Governor of New Jersey to serve as a commissioner and is currently the President of the Hudson County Board of Taxation. Mr. Doria has also been involved in the following professional and community activities:
President of the Bayonne Chamber of Commerce since 1994; Chairman of the Bayonne Urban Enterprise Zone Corporation; past President of Bayonne Economic Development Corporation; former Chairman of the City Improvement Committee; and former member of the Hudson County Private Industry Council (PIC); former Trustee of Hudson County Community College, Chairman of the Finance Committee and member of the Board of School Estimates; past President of the Bayonne Chapter of UNICO National; charter member of the 200 Club of Hudson County; and charter member of the Order of the Sons of Italy - Rev. Dominick Delmonte Lodge. Mr. Doria attended Our Lady of Assumption Grammar School and, Marist High School, and received a B.A. degree from Saint Peter's College. Mr. Doria was not re-nominated to the Company's Board of Directors by the Nominating Committee.

         Phyllis Wasserman Garelick, 61, currently retired, was the former supervisor of Guidance Services for the Elizabeth Board of Education and had thirty-three years of experience in education. Mrs. Garelick is the past President of the Bayonne Jewish Community Center and a member of ORT, Temple Beth Am and numerous other organizations in addition to the Simpson-Baber Foundation for the Autistic, the Bayonne Hospital Foundation, and the National Council of Christians and Jews. Mrs. Garelick is Vice President of the Bayonne Board of Education and a member of the Board of School Estimate. Mrs. Garelick attended P.S. #3 and Bayonne High School, and holds B.A. and M.A. degrees from Jersey City State College. Mrs. Garelick has stated that she will not stand for reelection to the Company's Board of Directors.

         Mark D. Hogan, C.P.A., 38, is a sole practitioner with an office located in Bayonne. In addition, Mr. Hogan is a registered representative providing financial planning for his clientele. Mr. Hogan has achieved the following licenses and designations: NASD Series 7, 24 and 63, New Jersey Life and Health Insurance broker, New Jersey Property and Casualty Insurance broker. Prior to his C.P.A. practice, Mr. Hogan co-founded The Corner Office, a retail office supply dealer, located in Bayonne, where he held the position of President and Chief Executive Officer. Mr. Hogan attended Saint Peter's Preparatory School and received a B.S. degree from Pace University. He is a member of the New Jersey Society of Certified Public Accountants. Mr. Hogan serves as the Chairman of the Board of Directors of the Company.

         John J. Hughes, 58, is engaged in the practice of law with Hughes & Finnerty, P.C. He has been in private practice in Bayonne since 1974.
Previously, he served as an Assistant Prosecutor with the Hudson County Prosecutor's Office. Mr. Hughes is a former Council President of the Bayonne Council, Boy Scouts of America, and serves as Council Commissioner for the Northern New Jersey Council, Boy Scouts of America. He is a former member of the St. Vincent's Parish Council and presently serves as a member of the Parish Finance Committee. He is a Trustee of the Bayonne Scout Endowment and a member of the Knights of Columbus, Our Lady Star of the Sea, Council 371. Mr. Hughes attended St. Henry's Grammar School and St. Peter's Prep. He received a B.A.
degree from the University of Notre Dame and his J.D. from Seton Hall University. Mr. Hughes was not re-nominated to the Company's Board of Directors by the Nominating Committee.

         Joseph Lyga, 44, has served on the Bayonne Fire Department for eighteen years, having achieved the rank of Fire Captain. In addition, Mr. Lyga has been a self-employed contractor for the last eighteen years. Mr. Lyga has served as President and Secretary/State Delegate of the Bayonne Fire Department Local #211 and has served as President, Vice President, Secretary and Treasurer of the Bayonne Fire Department Local #11. Mr. Lyga is also a member of the Sicilian Citizens Club and the Friends of Nick Capodice. Mr. Lyga attended Saint Mary's, Our Lady Star of the Sea Elementary School, Marist High School and Jersey City State College.

         Dr. Gary Maita, 47, a general dentist, is a partner in the South Hudson Dental Group. Dr. Maita was formerly a Trustee of the Bayonne Board of Education and has, since 1997, held the position of President of the Bayonne Board of Education. Dr. Maita is the Vice President of the Bayonne Scout Endowment, past President of the Bayonne Rotary Club, and a member of the Bayonne Chapter of UNICO National. Dr. Maita attended Our Lady of Assumption Grammar School and Marist High School, and received his B.A. degree from Richard Stockton State College, and D.D.M. from New Jersey Dental School. Dr. Maita was not re-nominated to the Company's Board of Directors by the Nominating Committee.

         H. Mickey McCabe, 57, is Founder and President of McCabe Ambulance Service and McCabe Institute of Emergency Preparedness, both located in Bayonne. Mr. McCabe is the past President of the Bayonne Uptown Merchants Association;
the past Vice President of the Bayonne Chamber of Commerce; the current President of Bayonne Economic Development Corp.; a founding member of the Bayonne Saint Patrick's Parade Committee; Founder and past Chairman of the Bayonne Neighborhood Watch; Founder and past President of the Bayonne Chapter of the American Heart Association; Founder and Chairman of the Bayonne Police Bulletproof Vest Fund; Treasurer of the Bayonne Police D.A.R.E. Program; President of the Medical Transportation Association of New Jersey; and Vice Chairman of the New Jersey State EMS Council. Mr. McCabe attended Horace Mann Grammar School and Bayonne High School, and received a B.S. degree from Saint Peter's College. Mr. McCabe was not re-nominated to the Company's Board of Directors by the Nominating Committee.

         Donald Mindiak, 45, has been employed in the banking industry for over twenty-five years and has been President and Chief Executive Officer of the Bank since October 1999. Most recently he was employed by Summit Bank as a Manager of Strategic Planning and Support. Prior to his employment at Summit Bank, Mr. Mindiak was employed at First Savings Bank of New Jersey in Bayonne. During his tenure at First Savings Bank of New Jersey, he served as Treasurer and prior to that position as Controller of the bank. Mr. Mindiak served as an active member of the Asset/Liability, Budget, Investment and Rate Setting Committees while at First Savings Bank of New Jersey and was the former Chairman of the Asset Classification Committee. Mr. Mindiak has been a member of several trade organizations including: the Community Bankers Association, the Hudson County Savings League, the New Jersey Savings League and the American Community Bankers Association. In addition, Mr. Mindiak serves as the Treasurer of the Bayonne Medical Center Foundation Board. Mr. Mindiak received a B.A. degree from Rutgers, Newark College of Arts and Sciences and an M.B.A. degree from Fairleigh Dickinson University.

         Alexander Pasiechnik, 42, is President and Chief Executive Officer of Victoria T.V. Sales and Appliances. Mr. Pasiechnik was born in Bayonne and attended Saint Mary's, Our Lady Star of the Sea Elementary School, Marist High School, and Saint Peter's College.

         Dr. August Pellegrini, Jr., 44, has practiced general dentistry in Bayonne for eighteen years and is currently the Vice President of the New Jersey Dental Association. Dr. Pellegrini is a past President of the Hudson County
Dental Society and currently sits on the Board of Trustees of the New Jersey Dental Association where he represents Hudson County. Dr. Pellegrini is also a Hudson County delegate to the New Jersey Dental Association House of Delegates, and is a past member of the Board of Trustees of the New Jersey Foundation of Dentistry for Persons with Disabilities. Dr. Pellegrini is a faculty member at UMDNJ, New Jersey Dental School, in the Department of General and Hospital Dentistry. Dr. Pellegrini is also a member of the Knights of Columbus. Dr. Pellegrini attended Horace Mann Grammar School, Marist High School, Rutgers College and Temple University School of Dentistry.

         Kenneth R. Poesl, 53, is the president and owner of Ken's Marine Service, an environmental remediation company founded in 1977. Mr. Poesl is a member of various trade associations, including the Spill Control Association of America, Maritime Association of the Port of NY/NJ, and the International Tank Terminal Association. Mr. Poesl is a member of the United States Coast Guard Area Planning Committee for the Port of New York, and has designed and implemented a pollution prevention strategy for various Environmentally Sensitive Areas in the Port of New York. Mr. Poesl has served on the executive board of the Boy Scouts of America Hudson Liberty Council; the Board of Trustees for the Bayonne Healthcare Foundation; and is a council member of the Grace Lutheran Church, Bayonne, New Jersey. He is also a trustee of the Bayonne Scout Endowment. Mr. Poesl attended Mary Jane Donohue Grammar School, Bayonne High School and the Seaman's Institute, Manhattan, and holds a Masters Captain's License. Mr. Poesl has stated that he will not stand for reelection to the Company's Board of Directors.

     Joseph Tagliareni, 49, is the President and Chief Executive Officer of J & J Printing, located in Bayonne, and has over twenty-nine years of printing experience. Mr. Tagliareni is a member of many civic organizations including: the Bayonne Chapter of UNICO National, the Knights of Columbus, New Era Civic Club, the United Christians and Jews Association, the Bayonne Chamber of Commerce, the Hometown Fair Committee, and the Chandelier Golf Committee. Mr. Tagliareni is the Treasurer and a board member of the Bayonne Family YMCA and serves on the school board of Saint Mary's, Our Lady Star of the Sea Elementary School. Mr. Tagliareni is a committeeman for the First Ward in Bayonne. Mr. Tagliareni attended Lincoln School and Bayonne High School. Mr. Tagliareni has stated that he will not stand for reelection to the Company's Board of Directors.

Executive Officers who are not Directors

         The following is biographical information regarding executive officers of the Company or the Bank who are not also directors. Unless otherwise noted each officer has held the indicated position for at least five years.

         Olivia M. Klim, 58, has been has been employed in the banking industry for over thirty-seven years and is currently Vice President of Business Development of the Bank. Prior to joining the Bank in October 2000. Mrs. Klim was employed by First Savings Bank of New Jersey, a division of Richmond County Financial as a Business Development Officer, responsible for the business development and operational functions at their four offices in Bayonne, New Jersey. Mrs. Klim's responsibilities included developing both a deposit and financing relationship with commercial clients, and to that end increased commercial financing opportunities by over $40 million during her tenure. Prior to her employment at First Savings, Mrs. Klim was employed at First Fidelity Bank as a Branch Administrator. During her years of employment at First Fidelity, Mrs. Klim was responsible for the overall administrative function of $37 million branch facility while developing and cultivating commercial and consumer clientele. Mrs. Klim is a Commissioner of the Bayonne Municipal Utilities authority, and serves in various capacities for the local Chapter of the Deborah Foundation, the College Opportunity Program, the American Institute of Banking for Women, and the Bayonne Bullet Proof Vest Funding Campaign. Further, Mrs. Klim serves on the Loan Review Committee for the Bayonne Economic Development Corporation. Mrs. Klim is a graduate of the Bayonne School system and attended St. Peter's College, and the Cohen & Brown School for Sales & Investments.

Board Independence

         The Board has determined that, except as to Messrs. Coughlin, Collins and Mindiak, each member of the Board is an "independent director" within the meaning of the Nasdaq corporate governance listing standards. Messrs. Coughlin and Mindiak are not considered independent because they are executive officers of the Company. Mr. Collins is not considered independent because he was an executive officer of a company acquired by the Company in January 2003.

Meetings and Committees of the Board of Directors

         The Company became the parent holding company of the Bank on May 1, 2003. The Company's Board of Directors meets on a monthly basis and may hold additional special meetings. During the year ended December 31, 2003, our board of directors held six regular meetings and three special meetings, and no director attended fewer than 75% of such meetings. The Company's Committees include an Asset/Liability Management Committee, an Audit Committee, a Loan Committee, an Investment Committee and a Budget Committee. The Company's full board acts as the nominating and compensation committee.

         In 2003 the Company's audit committee consisted of Directors Pellegrini, Doria, McCabe, Bielan and Cymbor, all of whom are nonemployee directors. The Audit Committee meets with the internal auditor to review audit programs and the results of audits of specific areas as well as other regulatory compliance issues. The Company's Audit Committee met five times during the year ended December 31, 2003.

         Until his resignation in February 2004, Mr. Doria was a member of the Audit Committee and was designated as the Audit Committee's financial expert pursuant to guidelines specified in Sarbanes-Oxley. (For a discussion of his qualification, please refer to the section titled Biographical Information Regarding Directors and Executive Officers beginning on page __).


The Nominating and Corporate Governance Committee

         The Nominating and Corporate Governance Committee, which was established in March 2004, consists of directors Ballance, Lyga and Pellegrini. Each member of the Nominating and Corporate Governance Committee is considered "independent" as defined in the Nasdaq corporate governance listing standards. The Company's Board of Directors has adopted a written charter for the Committee, which is attached hereto as Appendix A. The full Board of Directors, acting as a nominating committee, met one time during 2003.

The functions of the Nominating and Corporate Governance Committee include the following:


         o to lead the search for individuals qualified to become members of the Board and to select director nominees to be presented for stockholder approval;

         o to review and monitor compliance with the requirements for board independence;

         o to review the committee structure and make recommendations to the Board regarding committee membership;

         o to develop and recommend to the Board for its approval a set of corporate governance guidelines; and

         o to develop and recommend to the Board for its approval a self-evaluation process for the Board and its committees.


         The Nominating and Corporate Governance Committee identifies nominees by first evaluating the current members of the Board of Directors willing to continue in service. Current members of the Board with skills and experience that are relevant to the Company's business and who are willing to continue in service are first considered for re-nomination, balancing the value of continuity of service by existing members of the Board with that of obtaining a new perspective. If any member of the Board does not wish to continue in service, or if the Committee or the Board decides not to re-nominate a member for re-election, or if the size of the Board is increased, the Committee would solicit suggestions for director candidates from all Board members. In addition, the Committee is authorized by its charter to engage a third party to assist in the identification of director nominees. The Nominating and Corporate Governance Committee would seek to identify a candidate who at a minimum satisfies the following criteria:


         o has the highest personal and professional ethics and integrity and whose values are compatible with the Company's;

         o has had experiences and achievements that have given them the ability to exercise and develop good business judgment;

         o is willing to devote the necessary time to the work of the Board and its committees, which includes being available for Board and committee meetings

         o is familiar with the communities in which the Company operates and/or is actively engaged in community activities;

         o is involved in other activities or interests that do not create a conflict with their responsibilities to the Company and its stockholders; and

         o has the capacity and desire to represent the balanced, best interests of the stockholders of the Company as a group, and not primarily a special interest group or constituency.


         The Nominating and Corporate Governance Committee will also take into account whether a candidate satisfies the criteria for "independence" under the Rules of the NASD, and if a nominee is sought for service on the audit committee, the financial and accounting expertise of a candidate, including whether an individual qualifies as an audit committee financial expert.



Procedures for the Nomination of Directors by Shareholders


         The Board has adopted procedures for the submission of director nominees by stockholders. If a determination is made that an additional candidate is needed for the Board, the Nominating and Corporate Governance Committee will consider candidates submitted by the Company's stockholders. Stockholders can submit qualified the names of candidates for Director by writing to our Corporate Secretary, at 104-110 Avenue C, Bayonne, New Jersey 07002. The Chairman of the Board must receive a submission not less than ninety
(90) days prior to the date of the Company's proxy materials for the preceding year's annual meeting. If the date of the annual meeting is advanced more than thirty (30) days prior to or delayed by more than thirty (30) days after the anniversary of the preceding year's annual meeting, the stockholder's suggestion must be so delivered not later than the close of business on the tenth day following the day on which public announcement of the date of such annual meeting is first made. The submission must include the following information:

         o the name and address of the stockholder as they appear on the Company's books, and number of shares of the Company's common stock that are owned beneficially by such stockholder (if the stockholder is not a holder of record, appropriate evidence of the stockholder's ownership will be required);

         o the name, address and contact information for the candidate, and the number of shares of common stock of the Company that are owned by the candidate (if the candidate is not a holder of record, appropriate evidence of the stockholder's ownership should be provided);

         o a statement of the candidate's business and educational experience;

         o such other information regarding the candidate as would be required to be included in the proxy statement pursuant to SEC Regulation 14A;

         o a statement detailing any relationship between the candidate and the Company;

         o a statement detailing any relationship between the candidate and any customer, supplier or competitor of the Company;

         o detailed information about any relationship or understanding between the proposing stockholder and the candidate; and

         o a statement that the candidate is willing to be considered and willing to serve as a Director if nominated and elected.

         A nomination submitted by a stockholder for presentation by the stockholder at an annual meeting of stockholders must comply with the procedural and informational requirements described in "Advance Notice Of Business To Be Conducted at an Annual Meeting."

Stockholder Communications with the Board


         A stockholder of the Company who wants to communicate with the Board or with any individual Director can write to the President and Chief Executive Officer of the Company, 104-110 Avenue C, Bayonne, New Jersey 07002, Attention:
Board Administration. The letter should indicate that the author is a stockholder and if shares are not held of record, should include appropriate evidence of stock ownership. Depending on the subject matter, management will:


         o forward the communication to the Director or Directors to whom it is addressed;

         o attempt to handle the inquiry directly, for example where it is a request for information about the company or it is a stock-related matter; or

         o not forward the communication if it is primarily commercial in nature, relates to an improper or irrelevant topic, or is unduly hostile, threatening, illegal or otherwise inappropriate.

         At each Board meeting, management shall present a summary of all communications received since the last meeting that were not forwarded and makes those communications available to the Directors.

Code of Ethics

         The Company has adopted a code of ethics that is applicable to the officers, directors and employees of the Company, including the Company's principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions.

The Audit Committee


         In 2003 the Audit Committee consisted of directors Bielan, Cymbor, Doria, McCabe and Pellegrini. Mr. Doria resigned from the Audit Committee in February 2004 and the Audit Committee was reconstituted in March 2004 to consist of Directors Hogan, Bielan, Brogan and Pellegrini. Each current member of the Audit Committee is considered "independent" as defined in the Nasdaq corporate governance listing standards and under SEC Rule 10A-3. The duties and responsibilities of the Audit Committee include, among other things:


         o retaining, overseeing and evaluating a firm of independent certified public accountants to audit the annual financial statements;

         o in consultation with the independent auditors and the internal auditor, reviewing the integrity of the Company's financial reporting processes, both internal and external;

         o        approving the scope of the audit in advance;

         o reviewing the financial statements and the audit report with management and the independent auditors;

         o considering whether the provision by the external auditors of services not related to the annual audit and quarterly reviews is consistent with maintaining the auditor's independence;

         o        reviewing   earnings  and  financial  releases  and  quarterly
                  reports filed with the SEC;

         o        consulting   with  the  internal  audit  staff  and  reviewing
                  management's   administration   of  the  system  of   internal
                  accounting controls;

         o approving all engagements for audit and non-audit services by the independent auditors; and

         o        reviewing the adequacy of the audit committee charter.

         The Audit Committee met five times during 2003. The Audit Committee reports to the Board on its activities and findings. The Board of Directors believes that Mr. Hogan qualifies as an "audit committee financial expert" as that term is used in the rules and regulations of the SEC.

Audit Committee Report

         In accordance with SEC regulations, the Audit Committee has prepared the following report. The Board of Directors has adopted a written charter for the Audit Committee.

         As part of its ongoing activities, the Audit Committee has:

         o Reviewed and discussed with management the Company's audited consolidated financial statements for the year ended December 31, 2003;

         o Discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees, as amended; and

         o Received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed with the independent auditors their independence.

         Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2003.

         This report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

                              The Audit Committee:
                            Mark D. Hogan, (Chairman)
                                Judith Q. Beilan
                                 Joseph Brogan
                           Dr, August Pelligrini, Jr.

         The Audit Committee has approved a list of procedures for the engagement of outside auditors to perform non-audit tasks. The following services cannot be provided by the auditor: financial information systems design and implementation; internal audit outsourcing; appraisal or valuation services, fairness opinions, and contribution in kind reports; management functions or human resources; bookkeeping; broker or dealer or investment banking services; legal services unrelated to the audit; actuarial services; and services determined by the Audit Committee to be impermissible. All permissible non-audit services must be pre-approved by the Audit Committee. The authority to approve audit and non-audit services may be delegated by the committee to one or more of its members, provided that any delegated approvals must be reported to the full Audit Committee and all approvals of non-audit services will be disclosed in the Company's periodic reports.

         The Company's Audit Committee charter is attached hereto as Appendix B.

Director Compensation

         During the year ended December 31, 2003, the Company paid no board fees but the Bank's Board of Directors received fees totaling $214,900. Each non-employee director received $15,350 in director's fees during 2003. Directors Coughlin, Mindiak and Collins, as members of executive management, do not receive directors' fees.

Section 16(a) Beneficial Ownership Reporting Compliance

         The Company's Common Stock is registered pursuant to Section 12(g) of the Exchange Act. Prior to completion of Bayonne Community Bank's holding company formation, executive officers and directors of the Company and beneficial owners of greater than 10% of the Company Common Stock ("10% beneficial owners") filed reports with the FDIC disclosing beneficial ownership and changes in beneficial ownership of Company Common Stock. Upon completion of the holding company formation executive officers, directors and 10% beneficial owners were required to file beneficial ownership reports with the SEC. SEC rules require disclosure in the Company's Proxy Statement and Annual Report on Form 10-K of the failure of an executive officer, director or 10% beneficial owner to file such forms on a timely basis. Directors and executive officers failed to file Forms 4 to report the grant of options in July 2003. Such option grants were included in the Beneficial Ownership forms filed on Form 5 for directors and executive officers of the Bank who became directors or executive officers of the Company. Directors Hughes and Collins, who were not directors of the Bank, failed to file their Forms 3 timely as result of administrative error.

Executive Compensation

         Summary Compensation Table. The following table provides information about the compensation paid for the years ended December 31, 2003, December 31, 2002, and December 31, 2001 to our Chief Executive Officer (the "Named Executive Officer"). No other officer's total annual salary and bonus for the year ended December 31, 2003 totaled $100,000 or more.

                                                                                   Long-Term
                      Annual Compensation (1) Compensation
                                                                                     Awards
         Name and             Year                             Other Annual   Restricted   Options/    All Other
                              Ended     Salary                 Compensation      Stock      SARS     Compensation
    Principal Position        12/31      ($)(1)    Bonus ($)     ($)(2)       Awards ($)     (#)          ($)
------------------------     -------   ----------  ---------  -------------  -----------   -------   ---------------
Donald Mindiak                 2003    $  125,000  $  62,500  $         --   $       --     11,663   $         --
  President, Chief             2002        92,500     40,000            --           --     12,100             --
  Executive Officer and        2001        85,000     25,000            --           --         --             --
  Director

James E. Collins               2003    $   92,500  $  46,250  $         --   $       --     12,561   $         --
  Senior Lending Officer       2002        72,500     25,000            --           --     12,100             --
                               2001        65,000     10,000            --           --         --             --

Thomas M. Coughlin             2003    $   92,500  $  46,250  $         --   $       --     12,130   $         --
  Chief Financial Officer      2002        72,500     25,000            --           --     12,100             --
  and Chief Operating          2001        65,000     10,000            --           --         --             --
  Officer

Olivia Klim                    2003    $   92,500  $  46,250  $         --   $       --         --   $         --
  Executive Vice President     2002        72,500     25,000            --           --     12,100             --
  - Business Development       2001        65,000     10,000            --           --         --             --

Amer Saleem                    2003    $   77,500  $  38,750  $         --   $       --        410   $         --
  Vice President -             2002        70,000      5,000            --           --      1,210             --
  Commercial Lending           2001            --         --            --           --         --             --
----------------------
(1)  Includes amounts deferred at the election of the executive under the
     Company's 401(k) plan.
(2)  Does not include perquisites and personal benefits, the aggregate amount of which does not exceed the lesser of $50,000 or 10% of the total salary and bonus reported.

         Compensation Committee Interlocks and Insider Participation. During the fiscal year ended December 31, 2003, the Compensation Committee, which consisted of Robert Ballance, Joseph Brogan, Phyllis Garelick, Mark D. Hogan, Joseph Lyga and Gary Maita, met to review the performance of the executive officers and determine compensation programs and adjustments. Messrs. Mindiak and Coughlin do not participate in the Board of Director's determination of their respective compensation as executive officers.

         Report of the Compensation Committee on Executive Compensation. The Compensation Committee evaluates the performance of the Chief Executive Officer and other executive officers, and reviews and approves increases to base compensation as well as the level of bonus, if any, to be awarded. The Compensation Committee also approves any perquisites payable to such officers. In addition, the Compensation Committee determines the budget for salaries for other executive officers, and reviews the report of the Chief Executive Officer regarding the allocation of compensation of such other officers. In determining whether the base salary of the Chief Executive Officer and other executive officers should be increased, the budget for other executive officers and whether to approve the Chief Executive Officer's allocation of such amounts, the Compensation Committee takes into account individual performance and information regarding compensation paid to executives performing similar duties for financial institutions in the Company's market area. The Compensation Committee uses a peer comparison employing at least two published compensation surveys in determining the salary and benefits of the Chief Executive Officer.

         While the Compensation Committee does not use strict numerical formulas to determine changes in compensation for the Chief Executive Officer and other executive officers, it weighs a variety of different factors in its deliberations. Factors considered by the Committee in fiscal 2003 included operating performance, general management oversight of the Company, the quality of communication with the Board of Directors, and the productivity of employees. Finally, the Committee considered the standing of the Company with customers and the community, as evidenced by the level of customer/community complaints and compliments. While each of the quantitative and nonquantitative factors described above was considered by the Committee, such factors were not assigned a specific weight in evaluating the performance of each of the Company's executive officers. Rather, all factors were considered, and based upon the effectiveness of such officers in addressing each of the factors, as well as the lack of inflation generally, and the range of compensation paid to officers of peer institutions.

         This report has been provided by the Compensation Committee: Robert Ballance, Joseph Brogan, Phyllis Garelick, Mark Hogan, Joseph Lyga and Gary Maita.

Evaluation of disclosure controls and procedures

         The Company has adopted controls and other procedures which are designed to ensure that information required to be disclosed in this Proxy Statement and other reports filed with the SEC is recorded, processed, summarized and reported within time periods specified by the SEC. Under the supervision and with the participation of our management, including our Chief Executive Officer and Chief Financial Officer, we evaluated the effectiveness of the design and operation of our disclosure controls and procedures as of the end of the fiscal year (the "Evaluation Date"). Based upon that evaluation, the Chief Executive Officer and Chief Financial Officer concluded that, as of the Evaluation Date, our disclosure controls and procedures were effective in timely alerting them to the material information relating to us (or our consolidated subsidiaries) required to be included in this Proxy Statement.

Related Party Transactions

         The Company leases its headquarters from a limited liability company owned by all Directors and executive officers other than Mr. Mindiak. The negotiations with respect to the lease were conducted at arms-length and the Board of Directors of the Company believes that the terms and conditions of the lease are comparable to terms that would have been available from a third party that was unaffiliated with the Company. Payments under the lease currently total $9,270 per month. The Company paid approximately $89,900 for printing services provided by a company of which Director Tagliareni is the president.

         Other than as described in the preceding paragraph, no Directors, executive officers or immediate family members of such individuals have engaged in transactions with the Company involving more than $60,000 (other than through a loan) during the preceding year. In addition, no Directors, executive officers or immediate family members of such individuals were involved in loans from the Company involving more than $60,000 which were not made in the ordinary course of business and on substantially the same terms and conditions, including interest rate and collateral, as those of comparable transactions prevailing at the time with other persons, and do not include more than the normal risk of collectability or present other unfavorable features.

         Section 402 of the Sarbanes-Oxley Act of 2002 generally prohibits an issuer from: (1) extending or maintaining credit; (2) arranging for the extension of credit; or (3) renewing an extension of credit in the form of a personal loan for an officer or director. There are several exceptions to this general prohibition, one of which is applicable to the Company. Sarbanes-Oxley does not apply to loans made by a depository institution that is insured by the FDIC and is subject to the insider lending restrictions of the Federal Reserve Act. All loans to the Company's directors and officers are made in conformity with the Federal Reserve Act regulations.

Benefit Plans

         2003 Stock Option Plan. During the year ended December 31, 2003, the Company adopted, and the stockholders approved, the 2003 Stock Option Plan. The 2003 Stock Option Plan provided for the grant of options to purchase 229,702 shares of common stock, adjusted for the stock dividend. Pursuant to the 2003 Stock Option Plan, options to purchase shares of Common Stock were each granted to each director at an exercise price of $14.59 per share, the fair market value of the underlying shares on the date of the award (as adjusted for the stock dividend). The term of the options is ten years from the date of grant, and the number of shares subject to awards will be adjusted in the event of any merger, consolidation, reorganization, recapitalization, stock dividend, stock split, combination or exchange of shares or other change in the corporate structure of the Company. The stock options granted vested 20% upon grant and at the annual rate of 20% per year thereafter. To the extent described below, the awards include an equal number of reload options ("Reload Options"), limited stock appreciation rights ("Limited

Rights") and dividend equivalent rights ("Dividend Equivalent Rights"). A Limited Right gives the option holder the right, upon a change in control of the Company, to receive the excess of the market value of the shares represented by the Limited Rights on the date exercised over the exercise price. The Limited Rights are subject to the same terms and conditions as the stock options. Payment upon exercise of Limited Rights will be in cash, or in the event of a merger transaction, for shares of the acquiring corporation or its parent, as applicable. Limited Rights have been granted to employees only. The Dividend Equivalent Rights entitle the option holder to receive an amount of cash at the time that certain extraordinary dividends are declared equal to the amount of the extraordinary dividend multiplied by the number of options that the person holds. For these purposes, an extraordinary dividend is defined as any dividend where the rate of dividend exceeds the Company's weighted average cost of funds on interest-bearing liabilities for the current and preceding three quarters. The Reload Options entitle the option holder, who has delivered shares that he or she owns as payment of the exercise price for option stock, to a new option to acquire additional shares equal in amount to the shares he or she has delivered. Reload Options may also be granted to replace option shares retained by the employer for payment of the option holder's withholding tax. The option price at which additional shares of stock can be purchased by the option holder through the exercise of a Reload Option is equal to the market value of the previously owned stock at the time it was surrendered. The option period during which the Reload Option may be exercised expires at the same time as that of the original option that the holder has exercised.

         Set forth below are the option grants to directors and exercise price of such grants during the year ended December 31, 2003.

         Director's Name            Option Awards       Exercise Price
       ------------------           -------------       --------------
        Robert Ballance                  10,783              $14.59
        Judith Q. Bielan                 10,205              $14.59
        Joseph Brogan                    13,995              $14.59
        James E.Collins                  12,561              $14.59
        Thomas M. Coughlin               12,130              $14.59
        Donald Cymbor                    11,911              $14.59
        Robert Doria                      9,914              $14.59
        Phyllis Garelick                 10,810              $14.59
        Mark D. Hogan                    12,933              $14.59
        John Hughes                       9,390              $14.59
        Joseph Lyga                      10,221              $14.59
        Gary Maita                       11,943              $14.59
        H. Mickey McCabe                 12,311              $14.59
        Donald Mindiak                   11,663              $14.59
        Alexander Pasiechnik             10,329              $14.59
        August Pellegrini                10,669              $14.59
        Kenneth Poesl                    15,058              $14.59
        Joseph Tagliareni                 9,909              $14.59

        Total                           206,735              $14.59

         2002 Stock Option Plan. During the year ended December 31, 2002, the Company adopted, and the stockholders approved, the 2002 Stock Option Plan. The 2002 Stock Option Plan provided for the grant of options to purchase 140,787 shares of common stock, adjusted for the stock dividend. Pursuant to the 2002 Stock Option Plan, options to purchase 5,531 shares of Common Stock were each granted to each non-employee director at an exercise price of $8.26 per share, the fair market value of the underlying shares on the date of the award. The term of the options is ten years from the date of grant, and the number of shares subject to awards will be adjusted in the event of any merger, consolidation, reorganization, recapitalization, stock dividend, stock split, combination or exchange of shares or other change in the corporate structure of the Company. The stock options granted vest at the rate of 20% per year. To the extent described below, the awards include an equal number of reload options ("Reload Options"), limited stock appreciation rights ("Limited Rights") and dividend equivalent rights ("Dividend Equivalent Rights"). A Limited Right gives the option holder the right, upon a change in control of the Company, to receive the excess of the market value of the shares represented by the Limited Rights on the date exercised over the exercise price. The Limited Rights are subject to the same terms and conditions as the stock options. Payment upon exercise of Limited Rights will be in cash, or in the event of a merger transaction, for shares of the acquiring corporation or its parent, as applicable. Limited Rights have been granted to employees only. The Dividend Equivalent Rights entitle the option holder to receive an amount of cash at the time that certain extraordinary dividends are declared equal to the amount of the extraordinary dividend multiplied by the number of options that the person holds. For these purposes, an extraordinary dividend is defined as any dividend where the rate of dividend exceeds the Company's weighted average cost of funds on interest-bearing liabilities for the current and preceding three quarters. The Reload Options entitle the option holder, who has delivered shares that he or she owns as payment of the exercise price for option stock, to a new option to acquire additional shares equal in amount to the shares he or she has delivered. Reload Options may also be granted to replace option shares retained by the employer for payment of the option holder's withholding tax. The option price at which additional shares of stock can be purchased by the option holder through the exercise of a Reload Option is equal to the market value of the previously owned stock at the time it was surrendered. The option period during which the Reload Option may be exercised expires at the same time as that of the original option that the holder has exercised.

         The Company has no equity based benefit plans that were not approved by stockholders.

         Set forth in the table that follows is information relating to options granted under the 2003 Stock Option Plan to the Named Executive Officers during the fiscal year ended December 31, 2003. No options were granted pursuant to the 2002 Stock Option Plan to the Named Executive Officers during the fiscal year ended December 31, 2003.

======================================================================================================================
                                          OPTION GRANTS IN LAST FISCAL YEAR
======================================================================================================================
======================================================================================================================
                                                  Individual Grants
----------------------------------------------------------------------------------------------------------------------
           Name             Options Granted   Percent of Total   Exercise or   Expiration   Grant Date Present Value
                                              Options Granted
                                              to Employees in    Base Price
                                  (1)             FY 2003          ($)(1)         Date               ($)(2)
----------------------------------------------------------------------------------------------------------------------
Donald Mindiak                   11,663             31.3%          $14.50      8/13/2012            $113,364
----------------------------------------------------------------------------------------------------------------------
James E. Collins                 12,561             33.7%          $14.50      8/13/2012            $122,093
----------------------------------------------------------------------------------------------------------------------
Thomas M. Coughlin               12,130             32.5%          $14.50      8/13/2012            $117,904
----------------------------------------------------------------------------------------------------------------------
Olivia Klim                       --                --             $14.50         --                  --
----------------------------------------------------------------------------------------------------------------------
Amer Saleem                          410             1.1%          $14.50      10/13/2012           $ 3,985
======================================================================================================================
-----------------------------
(1) The exercise price of the options is equal to the fair market value of the underlying shares on the date of the award.

(2) Based on a grant date present value of $14.59 per share derived using the Black-Scholes option pricing model with the following assumptions:
    volatility of 56.2%; risk free rate of return of 4.05%; dividend yield of 0.0%; and a seven year option life.

         Set forth below is certain information concerning options outstanding to the Named Executive Officers at December 31, 2003, and the options exercised by the Named Executive Officers during 2003.

======================================================================================================================
                                   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                                          AND FISCAL YEAR-END OPTION VALUES
----------------------------------------------------------------------------------------------------------------------
                                                                                            Value of Unexercised
                                                               Number of Unexercised     In-The-Money Options at
                                                                Options at year-End             Year-End (1)
                       Shares Acquired                      Exercisable/Unexercisable    Exercisable/Unexercisable
                        Upon Exercise     Value Realized ($)           (#)                          ($)
----------------------------------------------------------------------------------------------------------------------
Donald Mindiak               --                 --                  7,173/16,590               $83,765/$168,847
----------------------------------------------------------------------------------------------------------------------
James E. Collins             --                 --                  7,352/17,309               $85,092/$174,174
----------------------------------------------------------------------------------------------------------------------
Thomas M. Coughlin           --                 --                  7,266/16,964               $84,454/$171,618
----------------------------------------------------------------------------------------------------------------------
Olivia Klim                  --                 --                   4,840/7,260                $66,480/$99,720
----------------------------------------------------------------------------------------------------------------------
Amer Saleem                  --                 --                    566/1,054                 $7,017/$11,448
======================================================================================================================
-------------------------------
(1)  Equals the difference between the aggregate exercise price of such options and the aggregate fair market value of the shares of Common Stock that would be received upon exercise, assuming such exercise occurred on
     December 31, 2003, at which date the last trade price of the Common Stock as stated on the Electronic Bulletin Board.

Compensation Plans


         Set forth below is information as of December 31, 2003 regarding equity compensation plans categorized by those plans that have been approved by stockholders and those plans that have not been approved by stockholders.

====================================================================================================================
                                   Number of securities to be
                                      issued upon exercise of                              Number of securities
                                      outstanding options and     Weighted average       remaining available for
Plan                                          rights              exercise price(2)        issuance under plan
--------------------------------------------------------------------------------------------------------------------
Equity compensation plans approved
by stockholders.................             361,191(1)         $      11.90                      23,377 (3)
--------------------------------------------------------------------------------------------------------------------
Equity compensation plans not
approved by stockholders........                  --                           --                     --
--------------------------------------------------------------------------------------------------------------------
      Total.....................             361,191            $      11.90                      23,377
====================================================================================================================
-------------------
(1)      Consists of options to  purchase  (i)  154,456  shares of common  stock under the 2003  Stock  Option  Plan and (ii)  206,735  shares of common stock under the 2002 Stock Option Plan
(2)      The weighted  average  exercise  price  reflects the exercise  price of
         $14.59 per share for options  granted  under the 2003 Stock Option Plan and $8.26 per share for options under the2002 Stock Option Plan.
(3)      Consists  of options to  purchase  22,967  shares  under the 2003 Stock
         Option Plan and 410 shares under the 2002 Stock Option Plan.


--------------------------------------------------------------------------------
                               MARKET INFORMATION
--------------------------------------------------------------------------------

         The Company's Common Stock is traded on the Over the Counter Electronic Bulletin Board. Bid and ask quotes may be displayed on the Electronic Bulletin Board. Even if brokerage firms make a market in our stock, however, an active and liquid market almost certainly will not develop for some period of time, if at all. No market maker has an obligation to make a market for the Company's Common Stock, and should they begin to do so, they could discontinue making a market at any time. As of _______ __, 2004, BCB Bancorp, Inc. had approximately _____ stockholders.

Stock Performance Graph

         Set forth hereunder is a stock performance graph comparing (a) the cumulative total return on the Common Stock for the period beginning with the closing sales price on May 1, 2003 through December 31, 2003, (b) the cumulative total return on stocks included in the SNL Bank Index over such period, and (c) the cumulative total return of SNL Bank Index for Banks with less than $500 million in assets over such period. Cumulative return assumes the reinvestment of dividends, and is expressed in dollars based on an assumed investment of $100.



[Insert Stock Performance Graph from May 1, 2003 closing price]





                                        -------------------------
                                             Period Ending
-----------------------------------------------------------------
Index                                       5/31/03     12/31/03
-----------------------------------------------------------------
BCB Bancorp, Inc.                            100.00     _______
SNL < $500 mm Bank Index                     100.00     _______
SNL Bank Index                               100.00     _______

--------------------------------------------------------------------------------
                                 DIVIDEND POLICY
--------------------------------------------------------------------------------

         The Company currently has no intention of paying cash dividends in the foreseeable future, and may not be permitted to do so by state and Federal regulations and regulatory policy. Payment of cash dividends is conditioned on earnings, financial condition, cash needs, the discretion of the Board of Directors and compliance with state corporate law requirements. Under New Jersey law, the Company is not permitted to declare dividends on common stock only if, after payment of the dividend, the Company is unable to pay its debts as they become due in the usual course of business or total assets would be less that total liabilities.


--------------------------------------------------------------------------------
      PROPOSAL II - RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS
--------------------------------------------------------------------------------

         The Company's independent auditors for the year ended December 31, 2003 were Radics & Co., LLC ("Radics"). The Audit Committee of the Board of Directors has approved the engagement of Radics to be the Company's auditors for the year ending December 31, 2004, subject to the ratification of the engagement by the Company's stockholders at this Annual Meeting. Representatives of Radics are expected to attend the Annual Meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

         Stockholder ratification of the selection of Radics is not required by the Company's bylaws or otherwise. However, the Board is submitting the selection of the independent auditors to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection of Radics, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent accounting firm at any time during the year if it determines that such change is in the best interests of the Company and its stockholders.

Fees Paid to Radics

         Set forth below is certain information concerning aggregate fees billed for professional services rendered by Radics during 2003 and 2002:

         Audit Fees. The aggregate fees billed to the Company by Radics for professional services rendered by Radics for the audit of the Company's annual financial statements, review of the financial statements included in the Company's Quarterly Reports on Form 10-Q and services that are normally provided by Radics in connection with statutory and regulatory filings and engagements was $28,750 and $16,700 during the fiscal years ended December 31, 2003 and 2002, respectively.

         Audit Related Fees. The aggregate fees billed to the Company by Radics for assurance and related services rendered by Radics that are reasonably related to the performance of the audit of and review of the financial statements and that are not already reported in "--Audit Fees," above, was $600 and $1,450 during the fiscal years ended December 31, 2003 and 2002, respectively. These services included a review of the Bank's Form 10-KSB filing for the year ended December 31, 2002 and review of information related to the common stock offering by the Bank in 2002.

         Tax Fees. The aggregate fees billed to the Company by Radics for professional services rendered by Radics for tax compliance, tax advice and tax planning was $3,000 and $2,500 during the fiscal years ended December 31, 2003 and 2002, respectively. These services include but are not limited to the calculation of and preparation of all pertinent federal and state tax forms relative to the Company and its subsidiaries, and the maintenance of all applicable schedules and workpapers relative to same.

         All Other Fees. There were no fees billed to the Company by Radics that are not described above during the fiscal years ended December 31, 2003 and 2002, respectively.

         The Audit Committee has considered whether the provision of non-audit services, which relate primarily to costs incurred with the Company's second-step stock offering and management consulting services rendered, is compatible with maintaining Radics' independence. The Audit Committee concluded that performing such services does not affect Radics' independence in performing its function as auditor of the Company.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent Auditor

         The Audit Committee's policy is to pre-approve all audit and non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to particular service or category of services and is generally subject to a specific budget. The Audit Committee has delegated pre-approval authority to its Chairman when expedition of services is necessary. The independent auditors and management are required to periodically report to the full Audit Committee regarding the extent of services provided by the independent auditors in accordance with this pre-approval, and the fees for the services performed to date. All of the fees paid in the audit-related, tax and all other categories were approved per the pre-approval policies.

Required Vote and Recommendation of the Board of Directors

         In order to ratify the selection of Radics as independent auditors for the 2004 fiscal year, the proposal must receive the affirmative vote of at least a majority of the votes cast at the Annual Meeting, either in person or by proxy.

                 THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"
          THE RATIFICATION OF RADICS & CO., LLC AS INDEPENDENT AUDITORS


--------------------------------------------------------------------------------
                        ADJOURNMENT OF THE ANNUAL MEETING
--------------------------------------------------------------------------------



         In the event that there are not sufficient votes to constitute a quorum or approve the adoption of the proposals at the time of the Annual Meeting, the proposals may not be approved unless the Annual Meeting is adjourned to a later date or dates in order to permit further solicitation of proxies. In order to allow proxies that have been received by the Company at the time of the Annual Meeting to be voted for an adjournment, if necessary, the Company has submitted the question of adjournment to its stockholders as a separate matter for their consideration. The Board of Directors of the Company unanimously recommends that its stockholders vote FOR the adjournment proposal. If it is necessary to adjourn the Annual Meeting, no notice of the adjourned Annual Meeting is required to be given to stockholders (unless a new record date is fixed), other than an announcement at the Annual Meeting of the hour, date and place to which the Annual Meeting is adjourned.


--------------------------------------------------------------------------------
                              SHAREHOLDER PROPOSALS
--------------------------------------------------------------------------------

         In order to be eligible for inclusion in the Company's proxy materials for next year's Annual Meeting of Shareholders, any shareholder proposal to take action at such meeting must be received at the Company's executive office, 104-110 Avenue C, Bayonne, New Jersey 07002, no later than _____________, 2004. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Exchange Act.


--------------------------------------------------------------------------------
                                  OTHER MATTERS
--------------------------------------------------------------------------------

         The Board of Directors is not aware of any business to come before the Annual Meeting other than the matters described above in the Proxy Statement. However, if any matters should properly come before the Annual Meeting, it is intended that holders of the proxies will act as directed by a majority of the Board of Directors, except for matters related to the conduct of the Annual Meeting, as to which they shall act in accordance with their best judgment.

--------------------------------------------------------------------------------
                       MISCELLANEOUS/FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

         The cost of solicitation of proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of Company Common Stock. The Company has engaged Georgeson Shareholder Services, Inc. to assist in the solicitation of proxies. Georgeson Shareholder Services, Inc. will receive up to $45,000 for its services, not including reimbursement for expenses incurred on behalf of the Company. Total expenditures to date have been $____. The total expense of the solicitation is expected to be $______. In addition to solicitations by mail, directors, officers and regular employees of the Company may solicit proxies personally or by telegraph or telephone without additional compensation.


         A FORM 10-K CONTAINING FINANCIAL STATEMENTS AT AND FOR THE YEAR ENDED DECEMBER 31, 2003 IS BEING FURNISHED TO SHAREHOLDERS. THIS DOCUMENT CONSTITUTES THE COMPANY'S ANNUAL DISCLOSURE STATEMENT. COPIES OF ALL OF THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION ARE AVAILABLE AT THE COMMISSION'S WEB SITE (www.sec.gov).


                                              BY ORDER OF THE BOARD OF DIRECTORS


                                              Mark D. Hogan
                                              Chairman of the Board
Bayonne, New Jersey
_______ __, 2004




                             YOUR VOTE IS IMPORTANT


1. Remember - only your latest dated proxy will determine how your shares are to be voted at the meeting.

2. If any of the shares are held in the name of a bank, broker or other nominee, please contact the party responsible for you account and direct them to vote your shares FOR your Company's nominees on the WHITE proxy card.

3. For assistance in voting you shares or further information, please contact the Company at (___) ___-____, or our proxy solicitor at (___) ___-____ (Toll Free).

                                   APPENDIX A

                                BCB BANCORP, INC.
                              NOMINATING COMMITTEE

                                                                      APPENDIX A


                                BCB Bancorp, Inc.


              Nominating and Corporate Governance Committee Charter


         The nominating and corporate governance committee of the board of directors of BCB Bancorp, Inc. shall consist of a minimum of three directors, as determined by the board. Members of the committee shall be appointed and may be removed by the board of directors. All members of the committee shall be independent directors. As a nominating committee the members choose to satisfy the Nasdaq Stock Market listing standards for independence.

         The purpose of the committee shall be to assist the board in identifying qualified individuals to become board members, in determining the size and composition of the board of directors and its committees, in monitoring a process to assess board effectiveness and in developing and implementing the company's corporate governance guidelines.

         In furtherance of this purpose, the committee shall have the following authority and responsibilities:

         1. To lead the search for individuals qualified to become members of the board of directors and to select director nominees to be presented for shareowner approval at the Annual Meeting. The committee may establish criteria for service as a director. The committee shall select individuals as director nominees who shall have the highest personal and professional integrity, who shall have demonstrated exceptional ability and judgment and who shall be most effective, in conjunction with the other nominees to the board, in collectively serving the long-term interests of the shareowners. In addition, the committee shall adopt procedures for the submission of recommendations by stockholders as it deems appropriate. The committee shall conduct all necessary and appropriate inquiries into the backgrounds and qualifications of possible candidates.

         2. To review and monitor the Board's compliance with Nasdaq Stock market listing standards for independence.

         3. To make recommendations to the board regarding the size and composition of the board and develop and recommend to the board criteria (such as independence, experience relevant to the needs of the company, leadership qualities, diversity, stock ownership) for the selection of individuals to be considered for election or re-election to the board.

         4. To review the board of directors' committee structure and to recommend to the board for its approval directors to serve as members of each committee, or a process for such selection. The committee shall review and recommend committee slates annually and shall recommend additional committee members to fill vacancies as needed.

         5. To develop and recommend to the board of directors for its approval a set of corporate governance guidelines. The committee shall review the guidelines on an annual basis, or more frequently if appropriate, and recommend changes as necessary.

         6. To develop and recommend to the board of directors for its approval an annual self-evaluation process of the board and its committees. The committee shall oversee the annual self-evaluations.

         7. To develop and recommend to the Board continuing education guidelines for directors.

         8. To review on an annual basis director compensation and benefits.

         The committee shall have the authority to delegate any of its responsibilities to subcommittees as the committee may deem appropriate in its sole discretion.

         The committee shall have the authority to retain any search firm engaged to assist in identifying director candidates, and to retain outside counsel and any other advisors as the committee may deem appropriate in its sole discretion. The committee shall have sole authority to approve related fees and retention terms.

         The committee shall report its actions and recommendations to the board after each committee meeting and shall conduct and present to the board an annual performance evaluation of the committee. The committee shall review at least annually the adequacy of this charter and recommend any proposed changes to the board for approval.

                                   APPENDIX B

                                BCB BANCORP, INC.
                             AUDIT COMMITTEE CHARTER

                                                                      APPENDIX B

                             AUDIT COMMITTEE CHARTER

The board of directors of BCB Bancorp, Inc. has created a committee of directors known as the AUDIT COMMITTEE, with the authority, responsibility and specific duties are described below. This charter governs the operations of the AUDIT COMMITTEE.

COMPOSITION

The AUDIT COMMITTEE shall be comprised of at least three directors each of whom are independent of management and operating executives. Members of the AUDIT COMMITTEE shall be considered independent as long as they do not accept any consulting, advisory, or other compensatory fee from the Company or its subsidiaries. The members of the AUDIT COMMITTEE must also meet the independence requirements of the Nasdaq National Market. All AUDIT COMMITTEE members shall be financially literate, and at least one member shall be an "audit committee financial expert" as defined by Securities and Exchange Commission regulations. The board shall annually appoint the members for the AUDIT COMMITTEE. One of the members shall be appointed committee chairman by the board of directors.

AUTHORITY

The AUDIT COMMITTEE may be requested by the board of directors to investigate any activity of the institution, and all employees are directed to cooperate as requested by members of the committee. The AUDIT COMMITTEE is empowered to retain persons having special competence as necessary to assist the committee in fulfilling its responsibility.

RESPONSIBILITY

The primary responsibility of the AUDIT COMMITTEE is to oversee the Company's financial reporting process on behalf of the board of directors and report the results of their activities to the board. While the AUDIT COMMITTEE has the responsibilities and powers set forth in its Charter, it is not the duty of the AUDIT COMMITTEE to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Management is responsible for the preparation, presentation, and integrity of the Company's financial statements and for the appropriateness of the accounting principles and reporting policies that are used by the Company. The independent auditors are responsible for auditing the Company's financial statements and for reviewing the Company's unaudited interim financial statements.

Consistent with their fiduciary duty, the AUDIT COMMITTEE is to serve as a focal point for communication between noncommittee directors, the independent auditors, the internal audit and compliance function, and management as their duties relate to financial accounting, reporting, controls and regulatory compliance. The AUDIT COMMITTEE is to assist the board of directors in fulfilling its fiduciary responsibilities as to accounting policies, reporting practices and the sufficiency of auditing relative thereto and regulatory compliance. It is to be the board's principal agent in ensuring the independence of the institution's independent accountants, internal audit: function, the integrity of management, and the adequacy of disclosures to stockholders.

MEETINGS

The AUDIT COMMITTEE is to meet as least four times per year, and as many more times as that committee deems necessary to fulfill its duties.

ATTENDANCE

At least a majority of the members of the AUDIT COMMITTEE are to be present at all meetings. As necessary or desirable, the chairman may request that members of management, the Internal Auditor, Compliance Officer, Security Officer and representatives of the independent auditors be present at meetings of the committee.

 MINUTES

Minutes of each meeting are to be prepared and sent to committee members and the directors who are not members of the committee.

 DUTIES AND RESPONSIBILITIES

The AUDIT COMMITTEE, in carrying out its responsibilities, believes its polices and procedures should remain flexible, in order to best react to changing conditions and circumstances. The AUDIT COMMITTEE should take appropriate actions to set the overall corporate "tone" for quality financial reporting, sound business risk practices and ethical behavior.

         The AUDIT COMMITTEE is to:

         1. Review and reassess the adequacy of this Charter annually and submit it to the Board for approval.

         2. Advise the Board with respect to the Company's policies and procedures regarding compliance with Company's Code of Conduct and report any violations of the Code to the Board.

         3. Evaluate the institution's compliance with and effectiveness of the Bank's administrative and operating policies and procedures, and accounting internal control system, by review of written reports from the internal and external auditors and monitor management's response and actions to correct any noted deficiencies;

         4. Evaluate the institution's compliance with federal and state laws and regulations (safety and soundness and compliance) and any agreements with the regulators by review of the compliance officer's reports, examination reports and other correspondence from the regulatory authorities and management's response to these reports;

         5. Evaluate the institution's compliance with board established lending policies and underwriting standards for loans by review of an internal audit report generated at least annually, which reviews a sample of loans originated or purchased during a period, affiliated person loans, and loans in excess of a certain dollar amount; determined by the Audit Committee.

         6. Review all regulatory examination reports submitted to the Bank and management's response to them;

         7.       Review all significant accounting changes; and

         8. Review major changes to the Company's auditing and accounting principles and practices as suggested by the independent auditor, internal auditors or management.

         9. Review the annual audited financial statements with management and the independent accountants, including major issues regarding accounting and auditing principles and practices as well as the adequacy of internal controls that could significantly affect the Company's financial statements.

         10. Review an analysis prepared by management and the independent auditor of significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements.

         11. Review with management and the independent auditor the Company's quarterly financial statements prior to the filing of its Form 10-Q, and annual report on Form 10-K. Unless already provided to the full Board of Directors, the AUDIT COMMITTEE shall be furnished with copies of earnings releases and formal earnings guidance provided to financial analysts and rating agencies prior to dissemination.

         12. Meet periodically with management to review the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures.

         13. Meet at least annually with the chief financial officer, the senior internal auditing executive and the independent auditor in executive sessions.

         14. Review and approve the audit plan of the internal auditors, including the extent to which the planned audit scope relates to identifying weaknesses in internal controls and review of the institution's EDP procedures and controls.

         15. Review the significant reports to management prepared by the internal auditing department and management's responses.

         16. Review the appointment and replacement of the senior internal auditing executive.

         17. Meet with the independent auditor prior to the start of the annual external audit to review the proposed audit scope, planning and staffing.

         18. Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit.

         19.      Review  with  the   independent   auditor   any   problems  or
                  difficulties the auditor may have encountered and any management letter provided by the auditor and the Company's response to that letter. Such review should include:

                  (a) Any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information.

                  (b) Any changes required in the planned scope of the internal audit.

         20. Receive periodic reports from the independent auditor regarding the auditor's independence, discuss such reports with the auditor, and if so determined by the AUDIT COMMITTEE, recommend that the Board take appropriate action to insure the independence of the auditor.

         21. Obtain from the independent auditor assurance that Section 10A of the Private Securities Litigation Reform Act of 1995, regarding required disclosures of corporate fraud to management, the AUDIT COMMITTEE and the Board of Directors, has not been implicated.

         22. Be directly responsible for the appointment, retention and termination of the independent auditor, which firm is ultimately accountable to the AUDIT COMMITTEE and the Board. Annually, evaluate the performance of the independent auditor and, if so determined by the AUDIT COMMITTEE, recommend that the Board replace the independent auditor.

         23. Approve the fees to be paid to the independent auditor and pre-approve all audit and non-audit services provided by the independent auditors. It shall not engage the independent auditors to perform specific non-audit services proscribed by law and regulation.

         24. Establish hiring policies for employees or former employees of the independent auditors that meet the SEC regulations and Nasdaq listing standards.

         25. Prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.

         26. Review with the Company's General Counsel legal matters that may have a material impact on the financial statements, the Company's compliance policies and any material reports or inquiries received from regulators or governmental agencies.

At least annually, the AUDIT COMMITTEE shall obtain and review a report by the independent auditors describing:

         o        The firm's internal quality control procedures.
         o Any material issues raised by the most recent internal quality control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm and any steps taken to deal with any such issues.
         o All relationships between the independent auditor and the Company (to assess the auditor's independence).

While the AUDIT COMMITTEE has the responsibilities and powers set forth in this Charter, it is not the duty of the AUDIT COMMITTEE to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the AUDIT COMMITTEE to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations and the Company's Code of Conduct.

                                   APPENDIX C

                             PARTICIPANT INFORMATION

                                                                      APPENDIX C


     The following table sets forth the names, principal business occupations, business addresses of those individuals deemed to be participants in this proxy solicitation under the federal securities laws (the "Participants"). The number of shares of common stock of BCB Bancorp, Inc. (the "Company") beneficially owned, directly or indirectly, as of March 1, 2004 is included under "Proposal I
- Election of Directors" of the Company's Proxy Statement. None of the Participants owns any securities of record but not beneficially.


Name                                     Principal Occupation                   Business Address
---------------------------------        -------------------------------        ----------------------------
Robert Ballance                           25 West 18th Street                    Carpet Retailer
                                         Bayonne, NJ  07002

Judith Bielan                            420 Broadway                           Attorney
                                         Bayonne, NJ  07002

Joseph Brogan                            599 Broadway                           Insurance Salesman/Owner
                                         Bayonne, NJ  07002

James Collins                            104-110 Avenue C                       Chief Lending Officer and Director,
                                         Bayonne, NJ  07002                     BCB Bancorp, Inc.

Thomas Coughlin                          104-110 Avenue C                       Chief Financial Officer and
                                         Bayonne, NJ  07002                     Director, BCB Bancorp, Inc.

Mark Hogan                               9 West 8th Street                      Certified Public Accountant;
                                         Bayonne, NJ  07002                     Chairman of the Board of Directors,
                                                                                BCB Bancorp, Inc.

Joseph Lyga                              78 West 14th Street                    Fireman
                                         Bayonne, NJ  07002

Donald Mindiak                           104-110 Avenue C                       President and Director, BCB
                                         Bayonne, NJ  07002                     Bancorp, Inc.

Alexander Pasiechnik                     395 Broadway                           Appliance Retailer
                                         Bayonne, NJ  07002

August Pellegrini                        942 Avenue C                           Dentist
                                         Bayonne, NJ  07002


     Except as described below and other than stock options granted to each of the individuals above, no Participant is or was within past year, a party to a contract, arrangement or understanding with any person with respect to any securities of the Company. None of the Participants own any securities of any parent or subsidiary of the Company.

     No Participant has any arrangement or understanding with any person: (i) with respect to any future employment by the Company or its affiliates; (ii) with respect to any future transactions to which the Company or any of its affiliates may be a party.

     The following table sets forth all purchases of the Company's common stock by the Participants since March 1, 2001. There were no sales of common stock since March 1, 2001.

Name                               Date of Purchase             Number of Shares             Price of Shares
--------------------------      -----------------------      ----------------------       --------------------
Robert Ballance                 July 9, 2002                             9,000                       $10.00

Judith Q. Bielan IRA            July 9, 2002                               988                       $10.00

Joseph J. Brogan                July 9, 2002                            12,000                       $10.00

James E. Collins                July 9, 2002                            19,000                       $10.00

Thomas M. Coughlin              May 29, 2002                               250                       $10.00
                                July 9, 2002                            10,600                       $10.00
                                December 13, 2002                          162                       $13.50
                                December 23, 2002                          300                       $13.50

Mark Hogan                      July 9, 2002                            20,000                       $10.00
                                December 27, 2002                          200                       $16.50
                                June 25, 2003                              300                       $14.40

Joseph Lyga                     July 9, 2002                             7,300                       $10.00

Donald Mindiak                  July 9, 2002                            25,000                       $10.00

Alexander Pasiechnik            July 9, 2002                             5,000                       $10.00

August D. Pellegrini            July 9, 2002                            10,000                       $10.00


                                WHITE PROXY CARD
                                 REVOCABLE PROXY

                                BCB BANCORP, INC.
                         ANNUAL MEETING OF SHAREHOLDERS
                                _______ __, 2004


         The undersigned hereby appoints the official proxy committee consisting of the Board of Directors with full powers of substitution to act as attorneys and proxies for the undersigned to vote all shares of common stock of BCB Bancorp, Inc. (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Shareholders ("Annual Meeting") to be held at the Chandelier Restaurant, 1081 Broadway, Bayonne, New Jersey on _______ __, 2004, at 10:00 a.m. Eastern Time. The official proxy committee is authorized to cast all votes to which the undersigned is entitled as follows:


                                                               VOTE
                                                     FOR     WITHHELD   ABSTAIN
                                                    -----   ----------  -------
1.       The election as directors of all
         nominees listed below (except
         as marked to the contrary below).

         Robert Ballance                             |_|       |_|        |_|
         Judith Q. Bielan
         Joseph J. Brogan
         James E. Collins
         Thomas M. Coughlin
         Mark D. Hogan
         Joseph Lyga
         Donald Mindiak
         Alexander Pasiechnik
         August Pellegrini, Jr.

         INSTRUCTION: To withhold your vote for one or more nominees, write the name of the nominee(s) on the lines below.

         -----------------------------------

         -----------------------------------

2.       The  ratification  of the  appointment of Radics & Co.,        FOR           AGAINST           ABSTAIN
                                                                        ---           -------           -------
         LLC as  independent  auditors  for the  Company for the
         year ending December 31, 2004.                                 |_|             |_|               |_|


3.       Such other business as may properly come before the BCB        FOR           AGAINST           ABSTAIN
                                                                        ---           -------           -------
         Bancorp, Inc. Annual Meeting, or any adjournment or
         postponement of the meeting.                                   |_|             |_|               |_|



The Board of Directors recommends a vote "FOR" the listed proposals.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE PROPOSITIONS STATED ABOVE. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH ANNUAL MEETING, THIS PROXY WILL BE VOTED AS DIRECTED BY A MAJORITY OF THE BOARD OF DIRECTORS.


THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS


Should the undersigned be present and elect to vote at the Annual Meeting or at any adjournment thereof and after notification to the Secretary of the Company at the Annual Meeting of the shareholder's decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. This proxy may also be revoked by sending written notice to the Secretary of the Company at the address set forth on the Notice of Annual Meeting of Shareholders, or by the filing of a later proxy prior to a vote being taken on a particular proposal at the Annual Meeting.

The undersigned acknowledges receipt from the Company prior to the execution of this proxy of a notice of the Annual Meeting and a Proxy Statement dated _______ __, 2004.


                                                Check Box if You Plan
Dated: _________________________                to Attend Annual Meeting


-------------------------------                 --------------------------------
PRINT NAME OF SHAREHOLDER                       PRINT NAME OF SHAREHOLDER


-------------------------------                 --------------------------------
SIGNATURE OF SHAREHOLDER                        SIGNATURE OF SHAREHOLDER


Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title.





           Please complete and date this proxy and return it promptly in the enclosed postage-prepaid envelope.